UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 1, 2010
NATIONAL INTERSTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3250 Interstate Drive
Richfield, Ohio 44286-9000
(Address of principal executive offices including Zip Code)
(330) 659-8900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On July 1, 2010, National Interstate Insurance Company (the “Company”), the principal insurance subsidiary of National Interstate Corporation (the “Corporation”), completed the acquisition of Vanliner Group, Inc. (“Vanliner”) from UniGroup, Inc. (“UniGroup”). Pursuant to the Purchase Agreement (the “Agreement”), dated as of April 26, 2010, among the Company, the Corporation and UniGroup, the Company acquired all of the issued and outstanding capital stock of Vanliner and the Corporation acquired certain named information technology assets.
The purchase price of $128 million, paid in cash from available funds, represents Vanliner’s estimated tangible book value at closing, as well as the value of the certain named information technology assets. The purchase price may be adjusted after closing based on Vanliner’s final closing date balance sheet and certain financial guarantees. UniGroup has agreed to provide the Company with comprehensive financial guarantees related to the runoff of Vanliner’s balance sheet following the close whereby both favorable and unfavorable balance sheet development inures to UniGroup.
In conjunction with the acquisition, the Company, Vanliner Insurance Company, TransProtection Service Company and UniGroup entered into a five-year Affinity Agreement under which Vanliner remains the exclusively endorsed insurance provider for UniGroup’s affiliated Mayflower Transit and United Van Lines moving and storage agents (collectively the “Van Lines Agents”). As part of the Affinity Agreement, Vanliner has agreed to provide the Van Lines Agents with insurance services meeting certain agreed upon customer service standards not outside the ordinary course of business.
The description of the terms of the acquisition of Vanliner, as well as the foregoing description of the Affinity Agreement is qualified in all respects by reference to the Agreement, a copy of which was filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed on April 28, 2010 and the Affinity Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this Current Report on Form 8-K by reference.
ITEM 8.01. Other Events.
On July 1, 2010, the Corporation issued a press release announcing the completion of its previously announced acquisition of Vanliner. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The financial statements required by Item 9.01(a) with respect to the acquisition of Vanliner will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(b) Pro Forma Financial Information
The pro forma information required by Item 9.01(b) with respect to the acquisition of Vanliner will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(d) Exhibits

Exhibit No.	Description
10.1	Affinity Agreement between National Interstate Insurance Company, Vanliner Insurance Company, TransProtection Service Company, and UniGroup Inc., dated as of June 30, 2010

99.1	Press Release of National Interstate Corporation dated July 1, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation
By:	/s/ Julie A. McGraw
Julie A. McGraw
Vice President and Chief Financial Officer

Date: July 7, 2010